UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2021

HYCROFT MINING HOLDING CORPORATION

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(Exact name of Registrant as Specified in Its Charter)

Delaware --------------	001-38387 ----------	82-2657796 ------------------
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8181 E. Tufts Avenue, Suite 510 Denver, Colorado	80237
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(Address of principal executive offices)	(Zip Code)

(303) 253-3267

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYMC	The Nasdaq Capital Market

Warrants to purchase Common Stock	HYMCW	The Nasdaq Capital Market

Warrants to purchase Common Stock	HYMCZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03.	Material Modification to Rights of Security Holders.

On January 19, 2021, Hyroft Mining Holding Corporation (the “Company”) issued a notice of adjustments (the “Warrant Adjustment Certificate”) to holders of certain of its warrants (the “Seller Warrants”) issued by Hycroft Mining Corporation (“Seller”) pursuant to that certain Warrant Agreement, dated October 22, 2015 (the “Seller Warrant Agreement”), by and between Seller and Computershare Inc. and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company, collectively as the initial warrant agent. The Seller Warrant Agreement and the Seller Warrants issued thereunder were assumed by the Company, with Continental Stock Transfer & Trust Company LLC as the successor warrant agent, in connection with the closing of the Company’s business combination on May 29, 2020 between the Company and Seller. The Company has elected to prospectively deem all 2,508,002 shares of the Company’s Class A Common Stock, par value $0.0001 per share (“Common Stock”) authorized for issuance and which may be issued from time to time under the HYMC 2020 Performance and Incentive Pay Plan to be issued to “Restricted Persons” under the Seller Warrant Agreement and prospectively adjust the terms of the Seller Warrants.

In accordance with the adjustment provisions of the Seller Warrant Agreement, (1) the exercise price of each Seller Warrant is decreased from $41.26 per share of Common Stock to $40.31 per share of Common Stock; (2) the number of shares of Common Stock issuable upon exercise of each Seller Warrant is increased from 0.27411 to 0.28055; and (3) as adjusted, the aggregate number of shares of Common Stock issuable upon full exercise of the 12,721,623 outstanding Seller Warrants is increased from 3,487,168 shares to 3,569,051 shares of Common Stock.

The foregoing summary of the Warrant Adjustment Certificate is qualified in its entirety to the terms of the Warrant Adjustment Certificate attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2020, the Company completed on October 6, 2020 an underwritten public offering of 9,583,334 units, each unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock at an exercise price of $10.50 per share (such warrants referred to as the “HYMCL Warrants”). The HYMCL Warrants were issued pursuant to that certain Warrant Agreement, dated as of October 6, 2020, by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent. Nasdaq has approved the Company’s application to list the HYMCL Warrants under the symbol “HYMCL” on The Nasdaq Capital Market with trading to commence on January 25, 2021.

On January 19, 2021, the Company issued a press release announcing both the adjustments to the terms of the Seller Warrants described in Item 3.03 above as well as the listing of the HYMCL Warrants on The Nasdaq Capital Market described in this Item 7.01. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)         Exhibits

The list of exhibits is set forth on the Exhibit Index of this Current Report on Form 8-K and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Warrant Adjustment Certificate, dated January 19, 2021 from Hycroft Mining Holding Corporation to Continental Stock Transfer & Trust Company

99.1	Press Release of Hycroft Mining Holding Corporation dated January 19, 2021 (furnished pursuant to Regulation FD)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2021	Hycroft Mining Holding Corporation

	By:	/s/ Stanton Rideout
Stanton Rideout
Executive Vice President and Chief Financial Officer